THIRD QUARTER 2015
SUPPLEMENTAL FINANCIAL INFORMATION

FIRST
POTOMAC
REALTY TRUST	www.first-potomac.com

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is on acquiring properties that can benefit from our intensive property management and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Director, Investor Relations
(240) 223-2735
jmarcus@first-potomac.com

The forward-looking statements contained in this press release, including statements regarding our 2015 Core FFO guidance and related assumptions, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities and the repurchase of our common shares, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on attractive terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the SEC; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Earnings Release

Company Contact:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
THIRD QUARTER 2015 RESULTS

Successfully Executing Strategic Plan to Improve Performance and Enhance Shareholder Value

BETHESDA, MD. (October 29, 2015) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and nine months ended September 30, 2015.

Third Quarter 2015 Highlights

•	Reported Core Funds From Operations of $15.3 million, or $0.25 per diluted share.

•	Increased same property net operating income by 3.1% on an accrual basis and 5.2% on a cash basis compared with the same period in 2014.

•	Increased occupied percentage to 89.9% from 87.0% at September 30, 2014, which is the highest level of occupancy achieved since the first quarter of 2006.

•
As part of our plan to accelerate the sale of at least $200 million of assets, retained sales brokers to market nine properties in Northern Virginia, as well as Storey Park, a development site in the NoMa sub-market in Washington, D.C., and identified Cedar Hill in Northern Virginia as a disposition candidate.

•
As previously disclosed, in July, sold Rumsey Center, a four-building, 135,000 square foot, single-story business park, for net proceeds of $15.0 million, bringing aggregate net proceeds from dispositions in 2015 to $68.7 million, which is in addition to the anticipated sale of at least another $200 million of assets.

•	Repurchased 924,198 common shares, at a weighted-average share price of $10.99, utilizing a portion of the proceeds from the sale of Rumsey Center.

Douglas J. Donatelli, Chief Executive Officer of First Potomac Realty Trust, stated, “During the third quarter, we made significant progress on our strategic initiatives, delivered a solid quarter from an operating perspective, and continued to actively manage our portfolio and balance sheet. We increased our occupancy to nearly 90%, delivered positive net absorption, and had strong same property NOI growth on both a GAAP and cash basis. We also completed the sale of Rumsey Center, and used a portion of the proceeds to fund share repurchases, in addition to engaging sales brokers to market ten properties, as part of our plan to sell at least $200 million of assets. Looking forward, we will remain focused and act with urgency to continue to further improve performance and create long-term value for our shareholders.”

Third Quarter Results

Funds From Operations (“FFO”) available to common shareholders increased to $15.3 million, or $0.25 per diluted share, for the three months ended September 30, 2015, from

Earnings Release - Continued

$14.0 million, or $0.23 per diluted share, as the three months ended September 30, 2014 was adversely impacted by the incurrence of $1.5 million of acquisition costs related to the purchase of 11 Dupont Circle, NW.

Core FFO was relatively flat at $15.3 million, or $0.25 per diluted share, for the three months ended September 30, 2015, compared with $15.4 million, or $0.25 per diluted share, for the same period in 2014. Core FFO for the three months ended September 30, 2015 reflects an increase in interest expense and a reduction in interest and other income compared with the same period in 2014, which was the result of the prepayment of the America’s Square mezzanine loan in the first quarter of 2015. The aggregate increase in interest expense, and decrease in interest and other income, was almost entirely offset by an increase in net operating income during the period.

FFO available to common shareholders and Core FFO increased for the nine months ended September 30, 2015 compared with the same period in 2014. FFO available to common shareholders was $45.6 million, or $0.75 per diluted share, for the nine months ended September 30, 2015, compared with $39.5 million, or $0.65 per diluted share, for the same period in 2014. Core FFO for the nine months ended September 30, 2015 was $44.9 million, or $0.74 per diluted share, compared with $43.3 million, or $0.71 per diluted share, for the same period in 2014. FFO and Core FFO increased for the nine months ended September 30, 2015 compared with the same period in 2014 due to an increase in net operating income, primarily as a result of higher occupancy in our portfolio.

A reconciliation between Core FFO and FFO available to common shareholders for the three and nine months ended September 30, 2015 and 2014 is presented below (in thousands, except per share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$15,277	$0.25	$15,441	$0.25	$44,929	$0.74	$43,258	$0.71
Yield maintenance payment(1)	—	—	—	—	(2,426)	0.04	—	—
Personnel separation costs	—	—	—	—	405	(0.01)	—	—
Loss on debt extinguishment	—	—	—	—	489	(0.01)	—	—
Deferred abatement and straight-line amortization(2)	—	—	—	—	854	(0.01)	1,045	(0.02)
Acquisition costs	—	—	1,488	(0.02)	—	—	2,667	(0.04)
FFO available to common shareholders	$15,277	$0.25	$16,929	$0.23	44,251	$0.75	$46,970	$0.65
Net income	$3997		$49		$4,965		$16,941
Net income (loss) attributable to common shareholders per diluted common share(3)	$0.01		$(0.05)		$(0.07)		$0.12

(1)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(2)
As a result of the sale of the Richmond portfolio in March 2015, and the sale of Girard Business Center and Gateway Center in January 2014, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

(3)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on our preferred shares to arrive at net income (loss) attributable to common shareholders.

Earnings Release - Continued

A reconciliation of net income to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At September 30, 2015, our consolidated portfolio consisted of 108 buildings totaling 7.8 million square feet. Our consolidated portfolio was 91.0% leased and 89.9% occupied at September 30, 2015, compared with 91.0% leased and 89.1% occupied at June 30, 2015, and 90.6% leased and 87.0% occupied at September 30, 2014. Year-over-year, we achieved a 40 basis-point increase in our leased percentage and a 290 basis-point increase in our occupied percentage across our consolidated portfolio. The increase in occupancy during the third quarter of 2015, compared with the same period in 2014, is primarily a result of the GSA taking occupancy of 82,000 square feet of space in the second quarter of 2015 at Atlantic Corporate Park, a two-building, 219,000 square foot office property located in Sterling, Virginia.

During the third quarter of 2015, we executed 132,000 square feet of leases, which consisted of 71,000 square feet of new leases and 61,000 square feet of renewal leases. New leases executed during the quarter included an office lease totaling 24,000 square feet at Windsor at Battlefield in Northern Virginia, which brought the property to 95.2% leased at September 30, 2015. In addition, new leases executed during the quarter included 18,500 square feet at Greenbrier Towers and Greenbrier Business Park, both located in Southern Virginia. The 61,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 54%, and we experienced positive net absorption of 32,000 square feet in the third quarter of 2015.

For the nine months ended September 30, 2015, we executed 657,000 square feet of leases, including 291,000 square feet of new leases, achieved a tenant retention rate of 55% and had negative net absorption of 45,000 square feet, which was driven by two known move-outs in Northern Virginia in the second quarter that totaled 78,000 square feet.

Same Property Net Operating Income (“Same Property NOI”) increased 3.1% and 4.0% on an accrual basis for the three and nine months ended September 30, 2015, respectively, compared with the same periods in 2014. More specifically, Same Property NOI increased 12.0% in Washington, D.C., 9.0% in Southern Virginia and 0.5% in Northern Virginia for the three months ended September 30, 2015 compared with the same period in 2014. These increases were partially offset by a 2.3% decrease in Same Property NOI in Maryland. The decrease in Same Property NOI for the Maryland region was primarily a result of a decrease in occupancy at Ammendale Business Park.

For the three months ended September 30, 2015, the increase in Same Property NOI was primarily due to increases in occupancy at the following properties: Atlantic Corporate Park, located in Northern Virginia; 1211 Connecticut Avenue, NW, located in Washington, D.C.; TenThreeTwenty, located in Maryland; and Crossways Commerce Center and Greenbrier Business Park, which are both located in Southern Virginia. For the nine months ended September 30, 2015, the increase in Same Property NOI compared with the same period in 2014 was primarily due to increases in occupancy across the portfolio.

Earnings Release - Continued

A reconciliation of net income to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “value add” and “non-core” as they relate to our portfolio, can be found in our Third Quarter 2015 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Dispositions

As previously announced, on July 28, 2015, we sold Rumsey Center, a four-building, single-story business park, located in Maryland, totaling 135,000 square feet, for net proceeds of $15.0 million. We utilized a portion of the net proceeds from the sale of Rumsey Center to repurchase our common shares and the remainder to repay a portion of the outstanding balance of our unsecured revolving credit facility.

Consistent with our previously announced plan to accelerate the sale of at least $200 million of assets, we engaged Holiday Fenoglio Fowler, L.P. in September 2015 to market the following assets in Northern Virginia: Newington Business Park Center, Enterprise Center, Gateway Centre Manassas, Herndon Corporate Center, Linden Business Center, Prosperity Business Center, Reston Business Campus, Van Buren Office Park and Windsor at Battlefield. We also engaged Sage Capital Advisors to strategically monetize our majority ownership interest in Storey Park, a development site located in the NoMa sub-market in Washington, D.C. Further, we identified Cedar Hill, a 103,000 square foot office property in Tyson’s Corner, Virginia as a disposition candidate. We are working with JLL to market Cedar Hill, and we have begun the process of identifying potential buyers for the property. We anticipate completing the sale of Cedar Hill in the first quarter of 2016. However, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur.

In September 2015, we entered into a non-binding contract to sell Newington Business Park Center, a seven-building, 256,000 square foot industrial property, located in Northern Virginia. The sale is expected to be completed in the fourth quarter of 2015 or early in the first quarter of 2016. However, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur. At September 30, 2015, we classified Newington Business Park Center as “held-for-sale” on our consolidated balance sheet. The operating results of Newington Business Park Center are reflected in continuing operations in our consolidated statements of operations for each of the periods presented in this press release.

Financing Activity

On July 21, 2015, we prepaid, without penalty, the $64.2 million outstanding balance on our Jackson National Life Loan, which had a fixed interest rate of 5.19%, and was scheduled to mature in August 2015. The loan was secured by the following properties: Plaza 500, Van Buren Office Park, Greenbrier Technology Center II, Norfolk Business Center, Snowden Center and Rumsey Center, which was sold on July 28, 2015. We prepaid the loan with a draw from our unsecured revolving credit facility. The draw from our unsecured revolving credit facility was subsequently paid down when we entered into a $66.8 million mortgage loan, which encumbers our 11 Dupont Circle, NW property, on August 7, 2015. The new loan, which is interest only until September 1, 2025, has a fixed interest rate of 4.05%, matures on September 1, 2030 and is prepayable in full, without penalty, on or after August 8, 2025.

Earnings Release - Continued

On September 1, 2015, we entered into a construction loan that is collateralized by a to-be-constructed 167,000 square foot office building currently in development in Northern Virginia. The building was pre-leased and is expected to be completed in the summer of 2016. The construction loan has a borrowing capacity of up to $43.7 million, of which we have borrowed $9.2 million as of the date of this release. The construction loan has a variable interest rate of LIBOR plus a spread of 1.85% and matures on September 1, 2019. We can repay all or a portion of the construction loan, without penalty, at any time during the term of the loan.

Share Repurchase Program

In July 2015, our Board of Trustees authorized a share repurchase program that allows the Company to acquire up to five million of our common shares in open market transactions at prevailing prices or in negotiated private transactions through July 2016. We are not obligated to acquire a particular amount of common shares and the share repurchase program may be suspended by the Board of Trustees at any time. During the quarter ended September 30, 2015, we repurchased 924,198 shares at a weighted-average share price of $10.99. As of the date of this release, we had 57.8 million common shares outstanding.
Balance Sheet

We had $768.2 million of debt outstanding at September 30, 2015, of which $249.8 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $218.4 million was unhedged variable-rate debt.

Dividends

On October 27, 2015, we declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on November 16, 2015 to common shareholders of record as of November 9, 2015. We also declared a dividend of $0.484375 per share on our Series A Preferred Shares. The dividend will be paid on November 16, 2015 to preferred shareholders of record as of November 9, 2015.

Earnings Release - Continued

Core FFO Guidance

We are increasing our full-year 2015 Core FFO guidance to $0.95 to $0.99 per diluted share. Our revised guidance reflects all completed share repurchases and capital recycling activities as of the date of this release. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio NOI(1)(2)	$107,000	-	$108,500
Interest and Other Income(3)	$4,000	-	$4,500
FFO from Unconsolidated Joint Ventures	$5,500	-	$6,000
Interest Expense	$26,500	-	$27,500
G&A(4)	$19,500	-	$20,500
Preferred Dividends	$12,400
Weighted Average Shares and OP Units(5)	60,350	-	60,850
Year-End Occupancy	90.0%	-	91.0%
Same Property NOI Growth - Accrual Basis(1)	2.5%	-	3.5%

(1)	Assumes the Richmond portfolio and Rumsey Center are the only 2015 dispositions. No additional acquisitions or dispositions are assumed in 2015.

(2)	The range excludes the acceleration of $0.9 million of deferred rent abatements and straight-line rent amortization associated with the Richmond portfolio disposition in March 2015.

(3)	The range excludes the yield maintenance payment of $2.4 million we received in conjunction with the repayment of the America’s Square mezzanine loan that occurred on February 24, 2015.

(4)	The range excludes personnel separation costs of $0.4 million that were recorded in the first quarter of 2015.

(5)	Assumes no additional share repurchases under the share repurchase program other than the 924,198 shares repurchased in the third quarter of 2015.

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2015	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.08)	$(0.06)
Real estate depreciation(1)	1.06	1.07
Net gain attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.03)	(0.02)
Core FFO per diluted share	$0.95	$0.99

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of the gains or losses associated with disposed properties, loss on debt extinguishment, personnel separation costs, acceleration of deferred rent abatements and straight-line rent amortization associated with the Richmond portfolio sale and the yield maintenance payment we received in conjunction with the America’s Square mezzanine loan repayment.

Earnings Release - Continued

Investor Conference Call and Webcast

We will host a conference call on October 30, 2015 at 9:00 AM ET to discuss third quarter 2015 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on October 30, 2015, until midnight ET on November 6, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13612957.

A live broadcast of the conference call will also be available online at our website, www.first-potomac.com, on October 30, 2015, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange. As of September 30, 2015, our consolidated portfolio totaled 7.8 million square feet. Based on annualized cash basis rent, our portfolio consists of 64% office properties and 36% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented.

We consider FFO and FFO available to common shareholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly title measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and

Earnings Release - Continued

uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for all periods presented.

Our presentation of FFO in accordance with the NAREIT’s definition should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Neither our presentation of FFO in accordance with the NAREIT’s definition, nor our presentation of Core FFO, should be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

NOI - We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level

Earnings Release - Continued

of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. Our NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income from our consolidated statements of operations is presented below. The Same Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, we eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2015 Core FFO guidance and related assumptions, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities and the repurchase of our common shares, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on attractive terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the SEC; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2014	2014
Revenues:
Rental	$34,828	$31,915	$104,051	$93,967
Tenant reimbursements and other	8,026	8,140	25,690	24,758
Total revenues	42,854	40,055	129,741	118,725
Operating expenses:
Property operating	10,901	10,564	34,676	32,825
Real estate taxes and insurance	4,815	4,059	14,668	12,431
General and administrative	4,605	4,955	15,110	15,370
Acquisition costs	—	1,488	—	2,667
Depreciation and amortization	16,758	15,217	49,909	44,357
Impairment of rental property	—	—	—	3,956
Total operating expenses	37,079	36,283	114,363	111,606
Operating income	5,775	3,772	15,378	7,119
Other expenses (income):
Interest expense	6,589	6,116	20,222	17,884
Interest and other income	(995)	(1,684)	(5,797)	(5,112)
Equity in earnings of affiliates	(432)	(412)	(1,235)	(385)
Gain on sale of rental property	(3,384)	—	(3,384)	(21,230)
Total other expenses (income)	1,778	4,020	9,806	(8,843)
Income from continuing operations	3,997	(248)	5,572	15,962
Discontinued operations:
Income (loss) from operations	—	297	(975)	(359)
Loss on debt extinguishment	—	—	(489)	—
Gain on sale of rental property	—	—	857	1,338
Income (loss) from discontinued operations	—	297	(607)	979
Net income	3,997	49	4,965	16,941
Less: Net (income) loss attributable to noncontrolling interests	(38)	131	189	(327)
Net income attributable to First Potomac Realty Trust	3,959	180	5,154	16,614
Less: Dividends on preferred shares	(3,100)	(3,100)	(9,300)	(9,300)
Net income (loss) attributable to common shareholders	$859	$(2,920)	$(4,146)	$7,314
Depreciation and amortization:
Rental property	16,758	15,217	49,909	44,357
Discontinued operations	—	783	1,222	2,853
Unconsolidated joint ventures	1,006	1,004	3,049	3,307
Impairment of rental property	—	—	—	3,956
Gain on sale of rental property	(3,384)	—	(4,241)	(22,568)
Net income (loss) attributable to noncontrolling interests in the Operating Partnership	38	(131)	(186)	327
Funds from operations available to common shareholders	$15,277	$13,953	$45,607	$39,546

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Funds from operations (FFO)	$18,377	$17,053	$54,907	$48,846
Less: Dividends on preferred shares	(3,100)	(3,100)	(9,300)	(9,300)
FFO available to common shareholders	15,277	13,953	45,607	39,546
Yield maintenance payment	—	—	(2,426)	—
Personnel separation costs	—	—	405	—
Loss on debt extinguishment	—	—	489	—
Deferred abatement and straight-line amortization	—	—	854	1,045
Acquisition costs	—	1,488	—	2,667
Core FFO	$15,277	$15,441	$44,929	$43,258
Basic and diluted earnings per common share:
Income (loss) from continuing operations available to common shareholders	$0.01	$(0.05)	$(0.06)	$0.10
(Loss) income from discontinued operations available to common shareholders	—	—	(0.01)	0.02
Net income (loss) available to common shareholders	$0.01	$(0.05)	$(0.07)	$0.12
Weighted average common shares outstanding:
Basic	57,961	58,167	58,155	58,137
Diluted	58,045	58,167	58,155	58,209
FFO available to common shareholders per share - basic and diluted	$0.25	$0.23	$0.75	$0.65
Core FFO per share - diluted	$0.25	$0.25	$0.74	$0.71
Weighted average common shares and units outstanding:
Basic	60,580	60,798	60,779	60,767
Diluted	60,664	60,882	60,857	60,839

Earnings Release - Continued

Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets:
Rental property, net	$1,276,960	$1,288,873
Assets held-for-sale	12,011	59,717
Cash and cash equivalents	12,875	13,323
Escrows and reserves	1,699	2,986
Accounts and other receivables, net of allowance for doubtful accounts of $1,171 and $1,207, respectively	8,882	10,587
Accrued straight-line rents, net of allowance for doubtful accounts of $141 and $104, respectively	40,725	34,226
Notes receivable, net	34,000	63,679
Investment in affiliates	48,490	47,482
Deferred costs, net	45,707	43,991
Prepaid expenses and other assets	8,021	7,712
Intangible assets, net	37,154	45,884
Total assets	$1,526,524	$1,618,460
Liabilities:
Mortgage and Construction loans	$313,217	$305,139
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	155,000	205,000
Liabilities held-for-sale	227	4,562
Accounts payable and other liabilities	39,026	41,113
Accrued interest	1,594	1,720
Rents received in advance	6,286	7,971
Tenant security deposits	5,822	5,891
Deferred market rent, net	2,360	2,827
Total liabilities	823,532	874,223
Noncontrolling interests in the Operating Partnership	30,663	33,332
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 57,835 and 58,815 shares issued and outstanding, respectively	58	59
Additional paid-in capital	906,274	913,282
Noncontrolling interests in a consolidated partnership	800	898
Accumulated other comprehensive loss	(4,283)	(3,268)
Dividends in excess of accumulated earnings	(390,520)	(360,066)
Total equity	672,329	710,905
Total liabilities, noncontrolling interests and equity	$1,526,524	$1,618,460

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Same Property NOI(1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total base rent	$31,946	$31,019	$88,307	$86,132
Tenant reimbursements and other revenue	7,421	7,306	23,189	22,250
Property operating expense(2)	(9,548)	(9,521)	(28,200)	(27,969)
Real estate taxes and insurance expense	(4,135)	(3,888)	(11,459)	(11,328)
Same Property NOI - accrual basis	25,684	24,916	71,837	69,085

Straight-line revenue, net	47	(439)	58	(980)
Deferred market rental revenue, net	31	14	(38)	2
Same Property NOI - cash basis	$25,762	$24,491	$71,857	$68,107

Change in same property NOI - accrual basis	3.1%		4.0%
Change in same property NOI - cash basis	5.2%		5.5%

Same property percentage of total portfolio (sf)	96.3%		93.1%

Reconciliation of Consolidated NOI to Same Property NOI	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Total revenues(3)	$42,854	$40,055	$129,741	$118,725
Property operating expense(3)	(10,901)	(10,564)	(34,676)	(32,825)
Real estate taxes and insurance expense(3)	(4,815)	(4,059)	(14,668)	(12,431)
NOI	27,138	25,432	80,397	73,469
Less: Non-same property NOI	(1,454)	(516)	(8,560)	(4,384)
Same Property NOI - accrual basis	$25,684	$24,916	$71,837	$69,085

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended September 30, 2015	Percentage of Base Rent	Nine Months Ended September 30, 2015	Percentage of Base Rent
Washington, D.C.	12.0%	18%	8.3%	15%
Maryland	(2.3)%	27%	0.3%	29%
Northern Virginia	0.5%	36%	3.7%	36%
Southern Virginia	9.0%	19%	6.7%	20%

By Type
Business Park / Industrial	1.9%	36%	2.4%	38%
Office	3.8%	64%	5.1%	62%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three and nine months ended September 30, 2015 and 2014 exclude the operating results of the following non same-properties that were owned as of September 30, 2015: 440 First Street, NW, Storey Park, and 11 Dupont Circle, NW. Same property results for the nine months ended September 30, 2015 and 2014 also exclude 1401 K Street, NW and 1775 Wiehle Avenue.

(2)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.

(3)	For a reconciliation of total revenues, property operating expense, and real estate taxes and insurance expense to net income, see the Consolidated Statements of Operations in this release.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q3-2015	Q2-2015	Q1-2015	Q4-2014	Q3-2014
FFO available to common shareholders(1)	$15,277	$15,227	$15,103	$16,410	$13,953
Core FFO(1)	$15,277	$15,227	$14,425	$16,424	$15,441
FFO available to common shareholders per diluted share	$0.25	$0.25	$0.25	$0.27	$0.23
Core FFO per diluted share	$0.25	$0.25	$0.24	$0.27	$0.25

Operating Metrics
Change in Same-Property NOI
Accrual Basis	3.1%	5.2%	3.0%	6.4%	1.4%
Cash Basis	5.2%	7.0%	3.9%	6.8%	2.3%

Assets
Total Assets	$1,526,524	$1,537,482	$1,534,448	$1,618,460	$1,628,737

Debt Balances
Unhedged Variable-Rate Debt
Hedged Variable-Rate Debt(2)	$218,393	$206,216	$197,216	$259,216	$258,493
Fixed-Rate Debt(3)	300,000	300,000	300,000	300,000	300,000
Total	249,824	248,366	249,650	254,421	255,929
	$768,217	$754,582	$746,866	$813,637	$814,422
Leasing Metrics
Net Absorption (Square Feet)(4)	32,133	(71,390)	(5,410)	91,798	107,508
Tenant Retention Rate	54%	49%	59%	70%	79%
Leased %	91.0%	91.0%	91.8%	91.3%	90.6%
Occupancy %	89.9%	89.1%	88.0%	87.9%	87.0%
Total New Leases (Square Feet)	71,000	92,000	128,000	139,000	389,000
Total Renewal Leases (Square Feet)	61,000	105,000	200,000	113,000	344,000

(1)	See page 18 for a reconciliation of our net income (loss) attributable to common shareholders to FFO available to common shareholders and Core FFO.

(2)	As of September 30, 2015, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(3)	For the three months ended December 31, 2014 and September 30, 2014, we included fixed-rate debt that encumbered properties within the Richmond portfolio, which was sold on March 19, 2015.

(4)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
OPERATING REVENUES
Rental	$34,828	$34,844	$34,379	$34,260	$31,915
Tenant reimbursements and other	8,026	8,195	9,470	8,668	8,140
	42,854	43,039	43,849	42,928	40,055
PROPERTY EXPENSES
Property operating	10,901	10,661	13,113	10,427	10,564
Real estate taxes and insurance	4,815	4,811	5,042	4,928	4,059
NET OPERATING INCOME	27,138	27,567	25,694	27,573	25,432
OTHER (EXPENSES) INCOME
General and administrative	(4,605)	(4,979)	(5,526)	(5,787)	(4,955)
Acquisition costs	—	—	—	(14)	(1,488)
Interest and other income	995	974	3,828	1,687	1,684
Equity in earnings of affiliates	432	456	346	390	412
EBITDA	23,960	24,018	24,342	23,849	21,085
Depreciation and amortization(1)	(16,758)	(16,817)	(16,335)	(17,439)	(15,217)
Interest expense	(6,589)	(6,725)	(6,908)	(6,812)	(6,116)
Gain on sale of rental property(2)	3,384	—	—	—	—
Income (loss) from continuing operations	3,997	476	1,099	(402)	(248)
Discontinued Operations(3)
(Loss) income from operations	—	—	(975)	505	297
Loss on debt extinguishment	—	—	(489)	—	—
Gain on sale of rental property	—	—	857	—	—
(Loss) income from discontinued operations	—	—	(607)	505	297
NET INCOME	3,997	476	492	103	49
Less: Net (income) loss attributable to noncontrolling interests	(38)	114	112	128	131
NET INCOME ATTRIBUTABLE TO
FIRST POTOMAC REALTY TRUST	3,959	590	604	231	180
Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$859	$(2,510)	$(2,496)	$(2,869)	$(2,920)

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)
For the three months ended September 30, 2015, the gain on sale of rental property related to the sale of Rumsey Center is included within continuing operations as the sale did not qualify to be classified as discontinued operations.

(3)
All periods presented include the operating results of the Richmond portfolio, which was sold during the first quarter of 2015. The sale of our Richmond portfolio represented a strategic shift away from a geographical market, as we exited the Richmond market, and, therefore, qualified to be classified as discontinued operations. For three months ended March 31, 2015, discontinued operations include a $0.9 million gain on the sale of the Richmond portfolio and $0.5 million of debt extinguishment charges associated with repaying the debt encumbering certain Richmond properties.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net income:
	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Supplemental Operating Items(1)
Termination fees	$2	$11	$42	$654	$334
Capitalized interest	471	449	411	481	937
Snow and ice removal costs (excluding reimbursements)(2)	2	26	(2,028)	(30)	3
Reserves for bad debt expense	(131)	(92)	(350)	(245)	(395)

Dispositions in Continuing Operations(3)
Revenues	$890	$1,235	$1,296	$1,242	$1,279
Operating expenses	(299)	(418)	(505)	(447)	(529)
Depreciation and amortization expense	(98)	(295)	(321)	(400)	(530)
Interest expense, net of interest income	(24)	(109)	(110)	(110)	(111)
Gain on sale of rental property(4)	3,384	—	—	—	—
	$3,853	$413	$360	$285	$109

Dispositions in Discontinued Operations(5)
Revenues(6)	$—	$—	$877	$1,983	$1,949
Operating expenses	—	—	(638)	(613)	(802)
Depreciation and amortization expense	—	—	(1,222)	(809)	(783)
Interest expense, net of interest income	—	—	8	(56)	(67)
Loss on debt extinguishment(7)	—	—	(489)	—	—
Gain on sale of rental property(8)	—	—	857	—	—
	$—	$—	$(607)	$505	$297

`

(1)	Includes the operations of properties that were sold or classified as held-for-sale, and did not have their operating results classified as discontinued operations.

(2)	We recovered approximately 60% to 65% of these costs for the periods presented.

(3)
Represents the operating results of properties that were sold or classified as held-for-sale, and did not meet the criteria to be classified as discontinued operations. All periods presented include the operating results of Newington Business Park Center, which was classified as held-for-sale at September 30, 2015, and Rumsey Center, which was sold on July 28, 2015. The three months ended December 31, 2014 and September 30, 2014, include the operating results of Owings Mills Business Park, which was sold in October 2014.

(4)	For the three months ended September 30, 2015, the gain on sale of rental property is related to Rumsey Center.

(5)
All periods presented include the operating results of the Richmond portfolio, which was sold during the first quarter of 2015. The sale of our Richmond portfolio represented a strategic shift away from a geographical market, as we exited the Richmond market, and, therefore, qualified to be classified as discontinued operations.

(6)	For the three months ended March 31, 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond portfolio in March 2015.

(7)	Reflects costs associated with charges related to our prepayment of mortgage loans in connection with the sale of the Richmond portfolio.

(8)	For the three months ended March 31, 2015, the gain on sale of rental property is related to the sale of the Richmond portfolio.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO") AND CORE FFO	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Net income (loss) attributable to common shareholders	$859	$(2,510)	$(2,496)	$(2,869)	$(2,920)
Depreciation and amortization:
Rental property(1)	16,758	16,817	16,335	17,439	15,217
Discontinued operations	—	—	1,222	809	783
Unconsolidated joint ventures	1,006	1,032	1,011	1,159	1,004
Gain on sale of rental property	(3,384)	—	(857)	—	—
Net income (loss) attributable to noncontrolling interests in the Operating Partnership	38	(112)	(112)	(128)	(131)
FFO available to common shareholders	15,277	15,227	15,103	16,410	13,953
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100
FFO	$18,377	$18,327	$18,203	$19,883	$17,053
FFO available to common shareholders	15,277	15,227	15,103	16,410	13,953
Loss on debt extinguishment(2)	—	—	489	—	—
Personnel separation costs(3)	—	—	405	—	—
Deferred abatement and straight-line amortization(4)	—	—	854	—	—
Acquisition costs	—	—	—	14	1,488
Yield maintenance payment(5)	—	—	(2,426)	—	—
Core FFO	$15,277	$15,227	$14,425	$16,424	$15,441
ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	$15,277	$15,227	$14,425	$16,424	$15,441
Non-cash share-based compensation expense	807	830	700	914	1,128
Straight-line rent, net(6)	(40)	(154)	(419)	(574)	(258)
Deferred market rent, net	54	48	30	29	12
Non-real estate depreciation and amortization(7)	364	353	347	331	344
Debt fair value amortization	(125)	(128)	(196)	(134)	(140)
Amortization of finance costs	409	423	359	387	309
Tenant improvements(8)	(4,303)	(2,950)	(4,795)	(4,560)	(2,910)
Leasing commissions(8)	(871)	(784)	(1,312)	(1,159)	(990)
Capital expenditures(8)	(2,140)	(817)	(897)	(2,696)	(1,842)
AFFO	$9,432	$12,048	$8,242	$8,962	$11,094
Total weighted average common shares and OP units:
Basic	60,580	60,902	60,856	60,819	60,798
Diluted	60,664	60,982	60,986	60,898	60,882
FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.25	$0.25	$0.25	$0.27	$0.23
Core FFO - diluted	$0.25	$0.25	$0.24	$0.27	$0.25
AFFO per share:
AFFO - basic and diluted	$0.16	$0.20	$0.14	$0.15	$0.18

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)	Reflects costs associated with charges related to our prepayment of mortgage loans in connection with the sale of the Richmond portfolio.

(3)
During the first quarter of 2015, we recorded $0.4 million of personnel separation costs as a result of moving to a vertically integrated structure with a greater focus on high quality D.C. office properties.

(4)	During the first quarter of 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015.

(5)
In February 2015, the owners of America's Square prepaid a mezzanine loan that had an outstanding balance of $29.7 million. We received a yield maintenance payment of $2.4 million along with the repayment of the loan.

(6)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(7)	Most non-real estate depreciation is classified in general and administrative expense.

(8)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Tenant improvements	$4,930	$2,627	$9,188	$3,655	$1,751
Leasing commissions	234	136	228	1,912	373
Capital expenditures	1,021	935	972	2,238	2,090
Total first-generation costs	6,185	3,698	10,388	7,805	4,214
Development and redevelopment	5,159	3,985	2,807	1,437	1,737
	$11,344	$7,683	$13,195	$9,242	$5,951

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

Total Market Capitalization
		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	57,835
Operating Partnership ("OP") units held by third parties	2,619
Total common shares and OP units outstanding	60,454

Market price per share at September 30, 2015	$11.00

Market Value of Common Equity	$664,994	41.7%
Preferred Shares
Total Series A Preferred Shares outstanding	6,400

Market price per share at September 30, 2015	$25.47

Market Value of Preferred Equity	$163,008	10.1%
Debt
Fixed-rate debt	$249,824	15.7%
Hedged variable-rate debt(1)	300,000	18.8%
Unhedged variable-rate debt	218,393	13.7%

Total debt	$768,217	48.2%

Total Market Capitalization	$1,596,219	100.0%

Selected Ratios
	Three Months Ended

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
COVERAGE RATIOS
Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$23,960	$24,018	$24,342	$23,863	$22,573
Interest expense	6,589	6,725	6,908	6,812	6,116
	3.64x	3.57x	3.52x	3.50x	3.69x
EBITDA to Fixed Charges
EBITDA, excluding acquisition costs(2)	$23,960	$24,018	$24,342	$23,863	$22,573
Fixed charges(3)	10,867	11,060	11,231	11,118	10,406
	2.20x	2.17x	2.17x	2.15x	2.17x

OVERHEAD RATIO
G&A to Real Estate Revenues
General and administrative expense(4)	$4,605	$4,979	$5,120	$5,787	$4,955
Total revenues	42,854	43,039	43,849	42,928	40,055
	10.7%	11.6%	11.7%	13.5%	12.4%

LEVERAGE RATIOS

Debt/Total Market Capitalization
Total debt	$768,217	$754,582	$746,866	$813,637	$814,422
Total market capitalization	1,596,219	1,550,605	1,640,573	1,738,486	1,705,245
	48.1%	48.7%	45.5%	46.8%	47.8%

Debt/Undepreciated Book Value
Total debt	$768,217	$754,582	$746,866	$814,422	$814,422
Undepreciated book value	1,515,255	1,519,569	1,520,263	1,504,372	1,572,075
	50.7%	49.7%	49.1%	54.1%	51.8%

(1)	At September 30, 2015, we had fixed LIBOR at a weighted average interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period-over-period results.

(3)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. For the three months ended September 30, 2015, debt principal amortization amounts exclude the repayment of our Jackson National Life Loan, which was prepaid in July 2015. For the three months ended March 31, 2015, debt principal amortization amounts exclude the repayment of mortgage loans that encumbered properties within the Richmond Portfolio, which was sold on March 19, 2015.

(4)
Excludes personnel separation costs of $0.4 million for the three months ended March 31, 2015, which was the result of moving to a vertically integrated structure with a greater focus on high quality D.C. office properties.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at September 30, 2015	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Gateway Centre Manassas Building I(1)	5.88%	$269	$239		11/1/2016	$—
Hilside I and II(1)	4.62%	12,644	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%	64,866	4,014		11/1/2017	62,064
840 First Street, NE	6.01%	36,054	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,568	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	29,257	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	36,386	2,392		6/1/2023	30,414
11 Dupont Circle(2)	4.22%	66,780	3,849		9/1/2030	60,449
Total Fixed-Rate Debt	4.74%(3)	$249,824	$16,304			$224,373
Unamortized fair value adjustments		(221)
Total Principal Balance		$249,603

Variable-Rate Debt(4)

440 First Street, NW Construction Loan(5)	LIBOR + 2.50%	32,217	867		5/30/2016	32,217
Storey Park Land Loan(6)	LIBOR + 2.50%	22,000	592		10/16/2016	22,000
Northern Virginia Construction Loan(7)	LIBOR + 1.85%	9,176	187		9/1/2019	9,176
Unsecured Revolving Credit Facility	LIBOR + 1.70%	155,000	2,930		10/16/2017	155,000
Unsecured Term Loan
Tranche A	LIBOR + 1.65%	100,000	1,840		10/16/2018	100,000
Tranche B	LIBOR + 1.80%	100,000	1,990		10/16/2019	100,000
Tranche C	LIBOR + 2.05%	100,000	2,240		10/16/2020	100,000
Total Unsecured Term Loan	2.07%(3)	$300,000	$6,070			$300,000

Total Variable-Rate Debt	3.08%(3)(8)	$518,393	$10,646			$518,393

Total Debt at September 30, 2015	3.62%(3)(8)	$768,217	$26,950	(9)		$742,766

(1)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.

(2)	The loan is interest only until September 1, 2025.

(3)	Represents the weighted average interest rate.

(4)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at September 30, 2015, which was 0.19%.

(5)
The loan matures in May 2016, with two one-year extension options at our discretion and has a borrowing capacity of up to $43.5 million. We can repay all or a portion of the 440 First Street, NW Construction Loan, without penalty, at any time during the term of the loan.

(6)	The loan matures in October 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

(7)
The loan has a borrowing capacity of up to $43.7 million. The loan is collateralized by a development project in Northern Virginia. We can repay all or a portion of the Northern Virginia Construction Loan, without penalty, at any time during the term of the loan.

(8)
At September 30, 2015, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements. The effective interest rate reflects the impact of our interest rate swap agreements.

(9)
During the third quarter of 2015, we paid approximately $1.0 million in principal payments on our consolidated mortgage debt, which excludes the payment of $64.2 million under the Jackson National Life Loan that was prepaid, without penalty, in July 2015. The loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II and Norfolk Business Center.

Debt Maturity Schedule (unaudited, dollars in thousands)

$250 M
$200 M
$150 M
$100 M
$50 M
$ M
2016
2017
2018
2019
2020
2021
2022
2023
2030
Fixed Rate Debt
Variable Rate Debt(1)
Hedged Variable Rate Debt

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2016	Secured Property Debt	$903	$12,160	$12,160	7.4%
2016	Construction Loan	1,039	32,217	32,217	3.2%
2016	Land Loan	—	22,000	22,000	NM
2017	Secured Property Debt	8,674	62,064	62,064	14.0%
2017	Unsecured Debt	81,238	155,000	455,000	17.9%
2018	Unsecured Term Loan	81,238	100,000	455,000	17.9%
2019	Unsecured Term Loan	81,238	100,000	455,000	17.9%
2019	Construction Loan	—	9,176	9,176	NM
2020	Unsecured Term Loan	81,238	100,000	455,000	17.9%
2020	Secured Property Debt	8,541	34,618	34,618	24.7%
2022	Secured Property Debt	3,113	24,668	24,668	12.6%
2023	Secured Property Debt	2,472	30,414	30,414	8.1%
2030	Secured Property Debt	5,002	60,449	60,449	8.3%

NM= Not meaningful.

(1)	At September 30, 2015, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loans / Land Loan

Covenants	Quarter Ended September 30, 2015	Covenant
Consolidated Total Leverage Ratio(1)	47.8%	≤ 60%
Tangible Net Worth(1)	$901,898	≥ 601,202
Fixed Charge Coverage Ratio(1)	2.24x	≥ 1.50x
Maximum Dividend Payout Ratio	66.6%	≤ 95%

Restricted Investments:
Joint Ventures	5.6%	≤ 15%
Real Estate Assets Under Development	1.1%	≤ 15%
Undeveloped Land	1.0%	≤ 5%
Structured Finance Investments	2.0%	≤ 5%
Total Restricted Investments	4.0%	≤ 25%

Restricted Indebtedness:
Maximum Secured Debt	20.9%	≤ 40%
Unencumbered Pool Leverage (1)	43.6%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.73x	≥ 1.75x

(1)
These are the only covenants that apply to our 440 First Street, NW Construction Loan, Northern Virginia Construction Loan and Storey Park Land Loan, which are calculated in accordance with the amended and restated unsecured revolving credit facility.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Income Statement Items	Three Months Ended September 30, 2015

Total Portfolio In-Place Cash NOI
Total Revenues(1)	$42,854
Property Operating Expense(1)	(10,901)
Real Estate Taxes and Insurance Expense(1)	(4,815)
Net Operating Income	27,138
Straight-line and Deferred Market Rents(2)	37
Management Fee Adjustment(3)	177
Disposed or Held-for-Sale Properties(4)	(612)
Total Portfolio In-Place Cash NOI	$26,740

Occupancy as of September 30, 2015	89.9%

Balance Sheet Items

Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$17,191
Original Cost Basis of Assets in Current Development/Redevelopment	48,558
Construction Costs to Date for Current Development/Redevelopment	27,311
Total Development & Redevelopment Assets	$93,060

Other Assets
Unconsolidated Investment in Affiliates	$48,490
Notes Receivable, net	34,000
Total Other Assets	$82,490

Net Liabilities at September 30, 2015
Mortgage and Senior Debt, cash principal balances	$(767,996)
Accrued interest	(1,594)
Rents received in advance	(6,286)
Tenant security deposits	(5,822)
Accounts payable and other liabilities	(39,026)
Cash, cash equivalents, escrows and reserves	14,574
Accounts and other receivables, net of allowance for doubtful accounts	8,882
Prepaid expenses and other assets	8,021
Total Net Liabilities	$(789,247)

Preferred Shares Outstanding at September 30, 2015	6,400
Par Value of Preferred Shares Outstanding at September 30, 2015	$160,000
Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended September 30, 2015	60,664

(1)	For a reconciliation of total revenues, property operating expense, and real estate taxes and insurance expense to net income, see page 11 - Consolidated Statements of Operations.

(2)	Includes straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents.

(3)	Management fee adjustment is used in lieu of an administrative overhead allocation.

(4)
Reflects the operating results of Newington Business Park Center, which was classified as held-for-sale at September 30, 2015, and Rumsey Center, which was sold in July 2015. These properties did not meet the requirements to be classified as discontinued operations and, therefore, their operating results remain in continuing operations. Also, includes adjustments for straight-line and deferred market rents, and a management fee in lieu of administrative overhead allocation.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures
	FPO Ownership	FPO Investment at September 30, 2015	Property Type	Location	Square Feet	Leased at September 30, 2015	Occupied at September 30, 2015
RiversPark I and II	25%	$2,187	Business Park	Columbia, MD	307,984	70.0%	70.0%
Aviation Business Park	50%	5,879	Office	Glen Burnie, MD	120,285	69.8%	69.8%
1750 H Street, NW	50%	15,444	Office	Washington, DC	113,131	91.1%	91.1%
Prosperity Metro Plaza	51%	24,980	Office	Fairfax, VA	326,475	98.6%	97.9%
Total / Weighted Average		$48,490			867,875	83.5%	83.2%

Outstanding Debt		FPO Ownership	Effective Interest Rate	Principal Balance at September 30, 2015(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
RiversPark I and II		25%	LIBOR + 1.90%(1)	$28,000	$585	9/26/2017	$28,000
1750 H Street, NW		50%	4.04%	32,000	1,254	8/1/2024	32,000
Prosperity Metro Plaza		51%	3.96%	50,000	1,955	12/1/2029(3)	45,246
Total / Weighted Average			3.50%	$110,000	$3,794		$105,246

Income Statement - Unconsolidated Joint Ventures
			Three Months Ended(4)
			September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Cash revenues(5)			$5,894	$5,931	$5,998	$5,865	$5,552
Non-cash revenues			81	132	169	175	161
Total revenues			5,975	6,063	6,167	6,040	5,713
Total operating expenses			(1,866)	(1,756)	(2,156)	(1,669)	(1,818)
Net operating income			4,109	4,307	4,011	4,371	3,895
Depreciation and amortization			(2,254)	(2,287)	(2,249)	(2,571)	(2,256)
Interest expense, net of interest income			(980)	(975)	(973)	(831)	(1,016)
Other (expenses) income			—	—	—	(18)	126
Net income			$875	$1,045	$789	$951	$749

(1)	For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at September 30, 2015, which was 0.19%.

(2)	Reflects the entire balance of the debt secured by the properties, not our portion of the debt.

(3)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(4)	Reflects the overall operating results of the properties, not our economic interest in the properties.

(5)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	915,692	90.2%	87.1%	$26,785,947	22.7%
Maryland	34	1,884,741	92.8%	91.9%	31,201,944	26.4%
Northern VA	49	3,020,293	87.7%	87.3%	38,841,007	32.9%
Southern VA	19	2,021,667	94.6%	93.0%	21,219,820	18.0%
Total / Weighted Average	108	7,842,393	91.0%	89.9%	$118,048,718	100.0%
By Strategic Category(4)
Strategic Hold	72	6,283,652	94.1%	93.2%	$99,841,368	84.6%
Value-Add	3	357,396	76.9%	70.6%	6,234,321	5.3%
Non-Core	33	1,201,345	79.1%	78.1%	11,973,029	10.1%
Total / Weighted Average	108	7,842,393	91.0%	89.9%	$118,048,718	100.0%

Value Creation Pipeline(5)
(dollars in thousands)
	Region	Square Feet	% Leased	% Occupied	Total Project Cost(6)	Cost To Date(7)	Return on Investment(8)
Recently Placed in Service
440 First Street, NW	Washington DC	138,603	67.4%	51.2%	$70,000	$67,059	7%

Development
Northern Virginia Land(9)	Northern VA	167,360	100.0%	0.0%	$50,000 - $60,000	$23,366	7% - 8%

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(10)	12	867,875	83.5%	83.2%	$15,508,273

(1) Does not include space in development or redevelopment.
(2) Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.
(3) Includes leased spaces that are not yet occupied.
(4) "Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.
(5) We own land that can accommodate up to 638,085 square feet of additional development, not including Storey Park. Sage Capital Advisors was engaged in September 2015 to market our interest in Storey Park.
(6) Reflects the total projected cost to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.
(7) Reflects the Total Project Costs incurred to date.
(8) Reflects the projected cash NOI after the rent abatement period ends, divided by Total Project Costs.
(9) Per the terms of the amended lease for the to-be-constructed building in Northern Virginia, tenant has the option to exchange up to the full 25 months of rent abatement previously provided in the terms of the original lease for additional tenant improvements and building security amortized capital ("BSAC") of up to an aggregate amount of $10.3 million. For every $1.00 of tenant improvements and BSAC costs the tenant's rent abatement is reduced by $1.12, totaling up to $11.5 million of rent abatement reduction if the full $10.3 million of tenant improvements and BSAC costs are used. The actual Return on Investment will vary based on outcome of additional tenant improvements and BSAC costs actually used by the tenant.
(10) Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,770,370	48.1%	50	3,312,982	87.9%	$73,953,703	63.5%	3,358,409	89.1%	$75,045,051	63.6%
Business Park / Industrial	4,072,023	51.9%	58	3,734,796	91.7%	42,560,604	36.5%	3,778,775	92.8%	43,003,667	36.4%
Total / Weighted Average	7,842,393	100.0%	108	7,047,778	89.9%	$116,514,307	100.0%	7,137,184	91.0%	$118,048,718	100.0%

By Strategic Category(4)
Strategic Hold	6,283,652	80.1%	72	5,857,605	93.2%	$99,156,484	85.1%	5,912,472	94.1%	$99,841,368	84.6%
Value-Add	357,396	4.6%	3	252,371	70.6%	5,501,989	4.7%	274,857	76.9%	6,234,321	5.3%
Non-Core	1,201,345	15.3%	33	937,802	78.1%	11,855,833	10.2%	949,855	79.1%	11,973,029	10.1%
Total / Weighted Average	7,842,393	100.0%	108	7,047,778	89.9%	$116,514,306	100.0%	7,137,184	91.0%	$118,048,718	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
					Total
Office	22.7%	18.5%	20.9%	1.5%	63.6%
Business Park / Industrial	0.0%	8.0%	12.0%	16.4%	36.4%
Total / Weighted Average	22.7%	26.5%	32.9%	17.9%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size(1) (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(2)
0-2,500	110	169,649	2.4%	$3,051,822	2.6%	$17.99
2,501-10,000	248	1,322,606	18.5%	20,396,908	17.3%	15.42
10,001-20,000	95	1,283,637	18.0%	21,934,490	18.6%	17.09
20,001-40,000	52	1,415,330	19.8%	20,271,777	17.1%	14.32
40,001-100,000	21	1,281,668	18.0%	18,855,085	16.0%	14.71
100,000 +	12	1,664,294	23.3%	33,538,636	28.4%	20.15

Total / Weighted Average	538	7,137,184	100.0%	$118,048,718	100.0%	$16.54

$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
< 20,000 SF
20,000 - 100,000 SF
> 100,000 SF
Other(3)

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)
Reflects contractual expiration of the following: Bureau of Prisons at 500 First Street, NW on 7/31/16, CACI International at One Fair Oaks on 12/31/2016 (presented as a 2017 expiration), and Department of Health and Human Services at Redland Corporate Center on 3/22/2017.

Top Twenty-Five Tenants(1) (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	20	749,073	$15,938,288	13.5%	3.1
2	BlueCross BlueShield	1	204,314	6,247,922	5.3%	7.9
3	CACI International	1	214,214	5,562,671	4.7%	1.3
4	BAE Systems Technology Solutions & Services	2	167,881	4,138,504	3.5%	4.6
5	ICF Consulting Group Inc.	1	127,946	3,528,751	3.0%	8.8
6	Sentara Healthcare	5	283,199	2,648,136	2.2%	4.9
7	Stock Building Supply, Inc.	2	171,996	2,106,951	1.8%	6.9
8	Vocus, Inc.	1	93,000	1,718,234	1.5%	7.5
9	State of Maryland - AOC	1	101,113	1,643,108	1.4%	4.3
10	Montgomery County, Maryland	2	57,825	1,478,524	1.2%	6.2
11	Siemens Corporation	3	100,745	1,433,545	1.2%	0.9
12	Affiliated Computer Services, Inc	1	107,422	1,372,853	1.2%	1.3
13	First Data Corporation	1	117,336	1,331,764	1.1%	4.2
14	Odin, Feldman & Pittleman	1	53,918	1,210,459	1.0%	12.1
15	Lyttle Corp	1	54,530	1,146,766	1.0%	7.3
16	CVS Pharmacy	1	11,692	1,052,280	0.9%	12.6
17	General Dynamics	1	147,248	920,668	0.8%	4.3
18	DRS Defense Solutions, LLC	2	45,675	907,363	0.8%	2.4
19	McLean Bible Church	1	53,559	841,412	0.7%	8.8
20	Telogy Networks, Inc.	1	52,145	819,198	0.7%	2.7
21	National Women's Law Center	1	24,760	801,498	0.7%	7.4
22	Zenith Education Group, Inc.	1	39,250	753,993	0.6%	3.8
23	Internet Society	1	30,037	744,914	0.6%	3.3
24	Washington Sports Club	1	21,047	697,913	0.6%	9.2
25	ValueOptions, Inc.	1	37,850	682,814	0.6%	3.3
	Subtotal Top 25 Tenants	54	3,067,775	$59,728,529	50.6%	4.9
	All Remaining Tenants	484	4,069,409	58,320,189	49.4%	4.8
	Total / Weighted Average	538	7,137,184	$118,048,718	100.0%	4.9

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Annual Lease Expirations(1) (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)
MTM	0	0	0.0%	$—	$—	—	$—	0	$—
2015	8	78,312	1.1%	1,262,868	16.13	47,261	19.22	31,051	11.41
2016	65	547,619	7.7%	11,160,228	20.38	261,662	28.72	285,957	12.74
2017	88	1,164,110	16.3%	20,444,448	17.56	584,728	23.32	579,382	11.75
2018	86	791,187	11.1%	10,992,032	13.89	275,329	17.93	515,858	11.74
2019	62	887,714	12.4%	12,487,136	14.07	271,872	18.89	615,842	11.94
2020	68	1,154,237	16.2%	16,590,823	14.37	511,318	20.88	642,919	9.20
2021	37	338,314	4.7%	4,564,052	13.49	123,316	17.99	214,998	10.91
2022	35	403,147	5.7%	6,040,161	14.98	120,395	24.10	282,752	11.10
2023	19	555,347	7.8%	12,410,886	22.35	348,077	27.26	207,270	14.10
2024	22	573,795	8.0%	10,146,723	17.68	334,784	22.09	239,011	11.51
Thereafter	48	643,402	9.0%	11,949,360	18.57	479,667	21.32	163,735	10.51
Total / Weighted Average	538	7,137,184	100.0%	$118,048,718	$16.54	3,358,409	$22.35	3,778,775	$11.38

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Quarterly Lease Expirations(1) (unaudited)

Quarter of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)	Average Base Rent per Square Foot (3)

MTM	—	—	0.0%	$—	$—
2015 - Q4	8	78,312	1.1%	1,262,868	16.13
2016 - Q1	16	65,360	0.9%	922,962	14.12
2016 - Q2	16	149,479	2.1%	2,024,911	13.55
2016 - Q3	23	237,005	3.3%	6,830,751	28.82

Total / Weighted Average	63	530,156	7.4%	$11,041,492	$20.83

.

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Leasing Analysis (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended September 30, 2015
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	70,684	14	$13.44	$13.83	7.6	$29.35	$3.84
First Generation New Leases	4,936	2	31.93	33.87	8.4	41.72	4.96
Second Generation New Leases	65,748	12	12.05	12.33	7.6	28.42	3.75
Renewal Leases	61,318	10	13.68	14.44	4.9	6.62	1.36
Total / Weighted Average	132,002	24	$13.55	$14.12	6.4	$18.79	$2.95

	Nine Months Ended September 30, 2015
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	290,987	55	$13.79	$14.19	7.0	$33.85	$4.82
First Generation New Leases	36,596	10	24.43	24.99	7.8	54.52	6.97
Second Generation New Leases	254,391	45	12.25	12.64	6.9	30.88	4.47
Renewal Leases	366,579	41	12.29	12.75	5.4	6.70	1.25
Total / Weighted Average	657,566	96	$12.95	$13.39	6.1	$18.72	$3.06

Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended September 30, 2015
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	36,778	4	$12.51	$13.08	-4.4%	$13.00	$12.12	7.3%	8.8
Renewal Leases	61,318	10	13.68	13.82	-1.0%	14.44	12.53	15.2%	4.9
Total / Weighted Average	98,096	14	$13.24	$13.54	-2.2%	$13.90	$12.38	12.3%	6.3

	Nine Months Ended September 30, 2015
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	89,158	18	$14.29	$14.35	-0.4%	$14.83	$13.74	7.9%	7.2
Renewal Leases	366,579	41	12.29	13.71	-10.4%	12.75	12.84	-0.6%	5.4
Total / Weighted Average	455,737	59	$12.68	$13.83	-8.3%	$13.16	$13.01	1.1%	5.7

(1)	Excludes leasing activity for any time periods in which a property was under contract to be sold.

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements for the Cash Basis calculation, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Retention Summary (unaudited)

	Three Months Ended September 30, 2015 (1)			Nine Months Ended September 30, 2015 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio	113,625	61,318	54%	664,402	366,579	55%
Washington DC	20,367	—	0%	32,846	3,410	10%
Maryland	7,174	3,668	51%	55,919	29,825	53%
Northern Virginia	60,031	37,908	63%	429,932	257,831	60%
Southern Virginia	26,053	19,742	76%	145,705	75,513	52%

(1)	Excludes leasing activity for any time periods in which a property was under contract to be sold.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(4)	Strategic Hold	150,805	$5,388,993	97.7%	97.7%	$36.59
440 First Street, NW	1	Capitol Hill	Value-Add	138,603	2,923,569	67.4%	51.2%	31.29
500 First Street, NW	1	Capitol Hill	Strategic Hold	129,035	4,638,171	100.0%	100.0%	35.95
840 First Street, NE	1	NoMA(4)	Strategic Hold	248,535	7,413,935	98.9%	97.7%	30.16
1211 Connecticut Avenue, NW	1	CBD(4)	Strategic Hold	130,085	3,602,769	97.5%	97.5%	28.41
1401 K Street, NW	1	East End	Strategic Hold	118,629	2,818,511	70.3%	68.1%	33.79
Total / Weighted Average	6			915,692	$26,785,948	90.2%	87.1%	$32.44

Maryland
Annapolis Business Center	2	Annapolis	Strategic Hold	101,113	$1,643,108	100.0%	100.0%	$16.25
Cloverleaf Center	4	Germantown	Strategic Hold	173,766	2,063,253	75.5%	73.0%	15.72
Hillside I and II	2	Columbia	Strategic Hold	86,227	1,051,129	91.4%	91.4%	13.33
Metro Park North	4	Rockville	Strategic Hold	191,211	2,854,469	87.3%	87.3%	17.10
Redland Corporate Center	3	Rockville	Strategic Hold	483,162	12,140,976	100.0%	100.0%	25.13
TenThreeTwenty	1	Columbia	Strategic Hold	138,854	2,045,951	95.6%	92.6%	15.41
Total / Weighted Average	16			1,174,333	$21,798,886	93.2%	92.4%	$19.93

Northern Virginia
Atlantic Corporate Park	2	Sterling	Value-Add	218,793	$3,310,752	82.9%	82.9%	$18.25
Cedar Hill(5)	2	Tyson's Corner	Strategic Hold	102,632	2,197,534	100.0%	100.0%	21.41
Enterprise Center(6)	4	Chantilly	Non-Core	188,933	1,755,678	55.0%	55.0%	16.89
Herndon Corporate Center(6)	4	Herndon	Non-Core	128,359	1,375,659	68.7%	68.7%	15.60
One Fair Oaks	1	Fairfax	Strategic Hold	214,214	5,562,671	100.0%	100.0%	25.97
Reston Business Campus(6)	4	Reston	Non-Core	82,378	932,202	78.9%	78.9%	14.34
Three Flint Hill	1	Oakton	Strategic Hold	180,819	3,527,682	96.3%	96.3%	20.27
Van Buren Office Park(6)	5	Herndon	Non-Core	106,683	1,032,319	78.2%	78.2%	12.38
Wiehle Avenue	1	Reston	Strategic Hold	130,048	2,936,719	100.0%	100.0%	22.58
Windsor at Battlefield(6)	2	Manassas	Non-Core	155,764	2,033,655	95.2%	95.2%	13.72
Total / Weighted Average	26			1,508,623	$24,664,870	85.6%	85.6%	$19.10

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,722	$1,795,348	85.8%	80.7%	$12.18

Total / Weighted Average	50			3,770,370	$75,045,052	89.1%	87.9%	$22.35

Strategic Category(2)
Strategic Hold	28			2,750,857	$61,681,218	94.3%	93.5%	$23.77
Value-Add	3			357,396	6,234,321	76.9%	70.6%	22.68
Non-Core	19			662,117	7,129,513	73.8%	73.8%	14.59
Total / Weighted Average	50			3,770,370	$75,045,052	89.1%	87.9%	$22.35

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC		113,131	$3,728,405	91.1%	91.1%	$36.19
Aviation Business Park	3	Glen Burnie - MD		120,285	1,238,695	69.8%	69.8%	14.74
Prosperity Metro Plaza	2	Merrifield - NOVA		326,475	7,416,243	98.6%	97.9%	23.04
Total / Weighted Average	6			559,891	$12,383,343	90.9%	90.5%	$24.33

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(5)	JLL was engaged in October 2015 to market the property for sale.

(6)	Holiday Fenoglio Fowler, L.P. was engaged in September 2015 to market the property for sale.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Strategic Hold	312,846	$4,015,098	89.8%	89.8%	$14.29
Gateway 270 West	6	Clarksburg	Strategic Hold	252,295	3,080,094	90.4%	87.4%	13.51
Snowden Center	5	Columbia	Strategic Hold	145,267	2,307,866	100.0%	100.0%	15.89
Total / Weighted Average	18			710,408	$9,403,058	92.1%	91.0%	$14.37

Northern Virginia
Gateway Centre Manassas(5)	3	Manassas	Non-Core	102,446	$855,256	85.5%	79.0%	$9.77
Linden Business Center(5)	3	Manassas	Non-Core	109,809	845,534	81.2%	81.2%	9.49
Newington Business Park Center(6)(7)	7	Lorton	Non-Core	255,600	2,364,824	83.3%	83.3%	11.10
Plaza 500(7)	2	Alexandria	Strategic Hold	500,955	4,775,519	87.7%	87.7%	10.87
Prosperity Business Center(5)	1	Merrifield	Non-Core	71,373	777,902	100.0%	92.5%	10.90
Sterling Park Business Center(8)	7	Sterling	Strategic Hold	471,487	4,557,101	97.1%	97.1%	9.95
Total / Weighted Average	23			1,511,670	$14,176,136	89.9%	89.1%	$10.43

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$827,592	100.0%	100.0%	$8.56
Crossways Commerce Center(9)	9	Chesapeake	Strategic Hold	1,080,487	11,659,495	96.3%	96.3%	11.20
Greenbrier Business Park(10)	4	Chesapeake	Strategic Hold	411,180	4,269,116	91.8%	87.3%	11.31
Norfolk Commerce Park(11)	3	Norfolk	Strategic Hold	261,558	2,668,269	96.1%	93.7%	10.62
Total / Weighted Average	17			1,849,945	$19,424,472	95.5%	94.1%	$11.00

Total / Weighted Average	58			4,072,023	$43,003,667	92.8%	91.7%	$11.38

Strategic Category(2)
Strategic Hold	44			3,532,795	$38,160,151	93.9%	93.0%	$11.50
Value-Add	0			—	—	NA	NA	NA
Non-Core	14			539,228	4,843,516	85.5%	83.3%	10.51
Total / Weighted Average	58			4,072,023	$43,003,667	92.8%	91.7%	$11.38

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$3,124,930	70.0%	70.0%	$14.50

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)	Holiday Fenoglio Fowler, L.P. was engaged in September 2015 to market the property for sale.

(6)	Property was classified as held for sale as of 9/30/15.

(7)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.

(8)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(9)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(10)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(11)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures.
We believe NOI, Same Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
NOI
We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.
Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.
On our Net Asset Value Analysis page, we provide a Total Portfolio In-Place Cash NOI figure, which is our total revenues, less property operating expenses, real estate taxes and insurance expenses, straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents. We also, adjust for properties that were sold or classified as held-for-sale at the end of the current period, and did not have their operating results classified as held-for-sale for the period presented. The presentation on our Net Asset Value Analysis page reconciles our total revenues, less property operating expenses, and real estate taxes and insurance expenses, which all can be derived from our consolidated statement of operations for the current quarter, to Total Portfolio In-Place Cash NOI. However, Total Portfolio In-Place Cash NOI is not indicative of future results and should not be used in place of net income calculated in accordance with GAAP.
SAME PROPERTY NOI
Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods compared, is a primary performance measure we use to assess the results of operations at our properties. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income from our consolidated statements of operations is presented below. The Same Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, we eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.
EBITDA
We believe EBITDA is a useful measure of our operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
We consider EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.
FFO
Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented.

We consider FFO and FFO available to common shareholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for all the periods presented.

Management Statements on Non-GAAP Supplemental Measures

CORE FFO
We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.
Neither our presentation of FFO in accordance with the NAREIT’s definition, nor our presentation of Core FFO, should be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.
AFFO
We believe AFFO is a useful measure for comparative purposes to other REITs. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any non-First Generation tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.
First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. AFFO provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.